Exhibit 10.1

THIRD AMENDMENT TO

REVOLVING LINE OF CREDIT AGREEMENT

This Third Amendment (this “Amendment”) is made as of November 14, 2008 to that certain Revolving Line of Credit Agreement dated March 16, 2007, as amended May 15, 2007 and December 3, 2007 (the “Loan Agreement”) by and among SOVEREIGN BANK (the “Bank”) and MEDICAL SOLUTIONS MANAGEMENT, INC., a Nevada corporation, having its principal place of business at 237 Cedar Hill Street, Marlborough, Massachusetts 01752 (the “Borrower”). Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement.

RECITALS

The Borrower and the Bank have mutually agreed to amend the Loan Agreement to extend the Maturity Date of the Revolving Credit Facility and to change the effective Interest Rate of the Note. The Bank is willing to so amend the Revolving Credit Facility on the additional terms and conditions set forth in this Amendment.

AGREEMENT

In consideration of the foregoing, of the undertakings of the Borrower and the Bank herein, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The second paragraph of Section 1.1 of the Loan Agreement shall be amended to read as follows:

“1.1 (a) Maturity of Loan. The Borrower’s right to request Loans under the Credit Agreement shall terminate on December 14, 2008 (the “Maturity Date”). All Loans shall be due and payable in full on said Maturity Date.

2. Section 1.2 of the Loan Agreement shall be deleted in its entirety and replaced with the following text:

“1.2 Payments; Interest, Application of Payments. The Loans made in connection with the Credit and all repayments thereof shall be evidenced by a Revolving Line of Credit Note of the Borrower of even date herewith (the “Note”) payable to the order of the Bank substantially in the form of Exhibit A annexed hereto. The Note shall bear interest on the principal balance from time to time outstanding, payable on each Interest Payment Date (as defined in Rider A to the note) at Sovereign Bank’s Prime Rate, as it may exist from time to time. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Payments of principal may be made from time to time by the Borrower in its discretion, provided that all principal, interest, and unpaid costs shall be due and payable on the Maturity Date or on Demand of the Bank during the occurrence of an Event of Default. The Borrower shall have the right to prepay ay amount outstanding under this Agreement at any time, without penalty or premium.”

3. The Borrower confirms that the outstanding principal balance under the line of credit is $3,000,000.00 as of November 14, 2008.

4. The Borrower represents and warrants to the Bank that all of the representations and warranties made by the Borrower in the Loan Agreement and other Loan Documents are and continue to be true and correct on the date hereof, except for any representation or warranty which expressly refers to an earlier date, and that it is in compliance with the covenants and agreements contained in the Loan Agreement.

5. The Borrower further represents and warrants that this Amendment is a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be affected by bankruptcy and other similar laws of general application affecting the rights and remedies of creditors.

6. Except as otherwise expressly provided in this Amendment, nothing in this Amendment shall extend to or affect in any way any of the Obligations or any of the rights and remedies of the Bank arising under the Loan Agreement and other Loan Documents, and the Bank shall not be deemed to have waived any or all of such rights and remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, would become an Event of a Default and which, upon the Borrower’s execution and delivery of this Amendment, might otherwise exist or which might hereafter occur.

7. By execution of this Amendment, the Borrower acknowledges and confirms that it does not, as of the date of this Amendment, have any offsets, defenses or claims against the Bank, or any of its officers, agents, directors or employees whether asserted or unasserted to payment and performance when due of the Obligations.

8. The Borrower acknowledges and agrees that it shall immediately pay to the Bank for reimbursement the full amount of all reasonable out-of-pocket costs and expenses of the Bank incurred by the Bank in preparation and documentation of this Amendment and all documents ancillary hereto or incurred by the Bank after the date of this Amendment in connection with administration of the Obligations or enforcement of any rights of the Bank under the Loan Agreement and other Loan Documents or otherwise in respect of any of the Obligations.

9. If any clause or provision of this Amendment is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Amendment will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof an enforceable provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

10. This Amendment is delivered to the Bank in the Commonwealth of Massachusetts and it is the desire and intention of the parties that this Amendment and the Loan Documents be in all respects interpreted according to the laws of the Commonwealth of Massachusetts. The

Borrower specifically and irrevocably consents to the personal and subject matter, jurisdiction and venue of the federal and state courts of the Commonwealth of Massachusetts with respect to all matters concerning this Amendment or the Loan Documents or the enforcement of any of the foregoing.

Executed and delivered as of November 14, 2008.

WITNESS	BORROWER

MEDICAL SOLUTIONS MANAGEMENT, INC.

/s/ Mark A. Bock	By:	/s/ Lowell Fisher
Mark A. Bock		Lowell Fisher, Chief Executive Officer

BANK

SOVEREIGN BANK

	By:	/s/ illegible
Senior Vice President

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